UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2022

RAFAEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-38411	82-2296593
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212 658-1450

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b)-2 of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.1 per share	RFL	New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement.

On February 18, 2022, Broad Atlantic Associate LLC (the “Seller”), subsidiary of Rafael Holdings, Inc. (the “Company”), entered into a Contract of Sale with 520 Broad Street Propco LLC (the “Purchaser”) for the sale of the building owned by the Seller located at 520 Broad Street in Newark, New Jersey and an associated 800-car public garage (the “Property”) for a purchase price of $49.4 million (the “Contract of Sale”). The Property serves as the Company’s headquarters and has several other tenants.

The Purchaser has deposited $2.5 million into escrow and its right to terminate the Contract of Sale without forfeiting the entire deposit expired on May 3, 2022.

The closing of the sale is scheduled to take place no later than July 5, 2022, however, the Purchaser may extend the closing date until August 1, 2022 if it deposits an additional $750,000 into escrow and assumes certain obligations of the Seller.

The Property is currently encumbered by a mortgage securing a $15 million loan. After repaying the loan and paying commissions, taxes, and other costs, upon closing, the Company expects to receive a net amount of approximately $33 million. The parties to the Contract of Sale have made customary representations, warranties and covenants related to the transaction.

The foregoing descriptions of the Contract of Sale (as amended to date) does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Contract of Sale and the amendment thereto, which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document
10.1*	Contract of Sale between Broad Atlantic Associates LLC and 520 Broad Street Propco LLC, dated February 18, 2022. (schedules, exhibits and similar attachments to the Contract of Sale that are not material have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule, exhibit or similar attachment to the Securities and Exchange Commission upon request.).
10.2*	First Amendment to Contract of Sale between Broad Atlantic Associates LLC and 520 Broad Street Propco LLC, dated April 4, 2022.
104	Cover Page Interactive Data File, formatted in Inline XBRL document.

*	Denotes that competitively sensitive information has been redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAFAEL HOLDINGS, INC.

By:	/s/ William Conkling
	Name:	William Conkling
	Title:	Chief Executive Officer

Dated: May 9, 2022

EXHIBIT INDEX

Exhibit No.	Document
10.1*	Contract of Sale between Broad Atlantic Associates LLC and 520 Broad Street Propco LLC, dated February 18, 2022. (schedules, exhibits and similar attachments to the Contract of Sale that are not material have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule, exhibit or similar attachment to the Securities and Exchange Commission upon request.).
10.2*	First Amendment to Contract of Sale between Broad Atlantic Associates LLC and 520 Broad Street Propco LLC, dated April 4, 2022.
104	Cover Page Interactive Data File, formatted in Inline XBRL document.

*	Denotes that competitively sensitive information has been redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K.

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